UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 11, 2013
Date of report (Date of earliest event reported)

Amyris, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On June 11, 2013, the Leadership Development and Compensation Committee (the “Committee”) of the Board of Directors of Amyris, Inc. (the “Company”) approved a 2013 cash bonus plan for the Company’s executive officers.  The 2013 bonus plan provides for the following bonus structure for executives, including the Company’s continuing “named executive officers” in the Company’s 2013 proxy statement filed with the Securities and Exchange Commission on April 16, 2013:

•
Executives will become eligible for discretionary bonuses based upon company performance and individual performance.  A percentage of each executive’s target bonus for the year will be allocated to each of these performance categories.  For executives other than the Company’s Chief Executive Officer, 80% of target bonus eligibility will be based on company performance and 20% will be based on individual performance.  For the Chief Executive Officer, 100% of target bonus eligibility will be based on company performance.  For 2013, the Committee generally maintained target bonus amounts for the named executive officers at the same level as they were in 2012.

•
The company performance category is weighted 40% for achieving production goals, 30% for achieving goals for 2013 revenue from renewable products, 20% for achieving cash management targets, and 10% for achieving organizational goals.  The Company expects to modify the weighting and funding of the Company performance component for the Chief Executive Officer of the Company to reflect greater emphasis on cash management, but such modification has not yet been determined.

•
Based on the foregoing structure, the Committee will determine the percentage achievement levels for the company and individual performance categories following the end of 2013.  The following table shows the percentage of target bonus eligibility allocated to each of these two categories that would be triggered based on percentage of achievement of performance goals:

Metric & Payout	Minimum	Target	Maximum
Company Performance à Payout as % of Target	80% company performance à 50% payout	100% company performance à 100% payout	120% company performance à 150% payout
Individual Performanceà Payout as % of Target	80% individual performance à 80% payout	100% individual performance à 100% payout	120% individual performance à 120% payout

•	Actual payment of any bonuses remains subject to the final discretion of the Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: June 14, 2013	By:	/s/ Gary Loeb
Gary Loeb
SVP and General Counsel